Exhibit 10

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”), dated this 18th day of December  2013, is by and among Colonial Financial Services, Inc. (the “Company”) and Colonial Bank, F.S.B. (the “Bank,” and collectively with the Company, “Colonial”), Stilwell Value Partners II, L.P., Stilwell Value Partners V, L.P., Stilwell Value Partners VII, L.P. (together “Stilwell Value Partnerships”), Stilwell Activist Fund, L.P. (“Activist Fund”), Stilwell Activist Investments, L.P. (“Activist Investments”), Stilwell Partners, L.P., Stilwell Value LLC, and Joseph Stilwell, an individual (collectively, “The Stilwell Group,” and each individually, a “Stilwell Group Member”).

RECITAL

WHEREAS, Colonial and The Stilwell Group, have agreed that it is in their mutual interests to enter into this Agreement.

NOW THEREFORE, in consideration of the Recital and the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, and intending to be legally bound hereby, the parties hereto mutually agree as follows:

1.             Representations and Warranties of the Stilwell Group Members.  Each Stilwell Group Member represents and warrants to Colonial as follows:

(a)           The Stilwell Group has fully disclosed in Exhibit A to this Agreement the total number of shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), as to which it is the beneficial owner, and neither The Stilwell Group nor any Stilwell Group Member nor any of their affiliates has (i) a right to acquire any beneficial ownership interest in any capital stock of the Company (other than cross-trades in the open market that do not change the overall percentage of The Stilwell Group’s total ownership), or (ii) a right to vote any shares of capital stock of the Company other than as set forth in Exhibit A;

(b)           The Stilwell Group and the Stilwell Group Members have full power and authority to enter into and perform their obligations under this Agreement, and the execution and delivery of this Agreement by The Stilwell Group and Stilwell Group Members has been duly authorized by The Stilwell Group and the Stilwell Group Members.  This Agreement constitutes a valid and binding obligation of The Stilwell Group and the Stilwell Group Members, and the performance of its terms will not constitute a violation of any limited partnership agreement, operating agreement, bylaws, or any agreement or instrument to which The Stilwell Group or any Stilwell Group Member is a party;

(c)           There are no other persons who, by reason of their personal, business, professional or other arrangement with The Stilwell Group or any Stilwell Group Member, have agreed, in writing or orally, explicitly or implicitly, to take any action, directly or indirectly, on behalf of or in lieu of The Stilwell Group or any Stilwell Group Member that would be prohibited by this Agreement; and

(d)           There are no arrangements, agreements or understandings concerning the subject matter of this Agreement between The Stilwell Group or any Stilwell Group Member and Colonial other than as set forth in this Agreement.

2.             Representations and Warranties of the Company and the Bank.  The Company and the Bank each hereby represents and warrants to The Stilwell Group as follows:

(a)           The Company and the Bank have full power and authority to enter into and perform their respective obligations under this Agreement and that the execution and delivery of this Agreement by the Company and the Bank has been duly authorized by the Board of Directors of the Company and the Bank.  This Agreement constitutes a valid and binding obligation of the Company and the Bank and the performance of its terms will not constitute a violation of their respective articles of incorporation, charter or bylaws, or any agreement or instrument to which the Company or the Bank is a party.

(b)           There are no arrangements, agreements, or understandings concerning the subject matter of this Agreement between The Stilwell Group or any Stilwell Group Member and Colonial other than as set forth in this Agreement.

3.             Covenants.

(a)           During the term of this Agreement, Colonial covenants and agrees as follows:

 (i)           Upon execution of this Agreement, the Company will appoint a representative of The Stilwell Group (the “Nominee”) as a director of the Company to serve on the Board of Directors of the Company and the Bank, subject to the requirements of Section 3(a)(ii) of this Agreement.  In conjunction with the Annual Meeting of Stockholders of the Company to be held in May 2014 (the “Meeting”), the Company will nominate and support the election of the Nominee as a director of the Company on the Company’s slate of directors to serve a three-year term expiring at the Annual Meeting of Stockholders of the Company to be held in 2017.  Alternatively, in lieu of nominating the Nominee, upon the written request of The Stilwell Group delivered to the Company’s Corporate Secretary no later than February 28, 2014, the Company will nominate and support the election of The Stilwell Group’s alternate nominee (the “Alternate”) as a director of the Company to serve a three-year term expiring at the Annual Meeting of Stockholders of the Company to be held in 2017.  Upon the Nominee’s election as a director of the Company, the Company and the Bank shall take all necessary and appropriate action to appoint the Nominee, or the Alternate, as the case may be, to the Board of Directors of the Bank and of the Company;

 (ii)          The parties hereto understand and agree that any new director of the Company and the Bank, including the Nominee (and any possible Alternate) must receive all necessary regulatory approvals and non-objections, including those of the Board of Governors of the Federal Reserve System (the “FRB”) and the Office of the Comptroller of the Currency (the “OCC”), before commencing service as a director of the Company and the Bank. The Company and the Bank agree to act in good faith and cooperate with the Nominee (or the Alternate, as the case may be) in promptly submitting all necessary applications and notices to the FRB and the OCC contemplated hereby;

 (iii)         Upon the Nominee’s appointment, election and qualification to the Company’s and the Bank’s Boards of Directors, the Nominee (or Alternate, as the case may be) will be treated equally, on a prospective basis, with other directors with respect to compensation and benefits, including with respect to grants of shares and options to purchase shares; however, there will be no adjustment for past benefits granted to other directors; and

 (iv)         Should the Nominee’s (or Alternate’s, as the case may be) position as a director of the Company or the Bank be terminated during the term of this Agreement due to resignation, death, permanent disability or otherwise, the Company shall appoint a replacement director, selected by Mr. Stilwell (“Replacement Director”), and the Replacement Director shall, subject to the receipt of any necessary approvals of the FRB and/or the OCC and his or her agreement to honor the provisions of Sections 3(c) and 3(d) hereof, be appointed to the Boards of the Company and the Bank.

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(b)          During the term of this Agreement, so long as the requirements of Section 3(a) of this Agreement have been satisfied by Colonial with respect to the Nominee, or Alternate, as the case may be, or Replacement Director, The Stilwell Group and each Stilwell Group Member covenant and agree not to do the following, directly or indirectly, alone or in concert with any affiliate, other group or other person:

(i)           own, acquire, offer or propose to acquire or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, or through the acquisition of control of another person or entity (including by way of merger or consolidation) any additional shares of the outstanding Company Common Stock, any rights to vote or direct the voting of any additional shares of Company Common Stock, or any securities convertible into Company Common Stock (except by way of stock splits, stock dividends, stock reclassifications or other distributions or offerings made available and, if applicable, exercised on a pro rata basis, to holders of the Company Common Stock generally);

(ii)           without the Company’s prior written consent, directly or indirectly, sell, transfer or otherwise dispose of any interest in The Stilwell Group’s shares of Company Common Stock to any person The Stilwell Group believes, after reasonable inquiry, would be beneficial owner after any such sale or transfer of more than 5% of the outstanding shares of the Company Common Stock;

(iii)          (A) propose or seek to effect a merger, consolidation, recapitalization, reorganization, sale, lease, exchange or other disposition of substantially all the assets of, or other business combination involving, or a tender or exchange offer for securities of, the Company or the Bank or any material portion of the Company’s or the Bank’s business or assets or any other type of transaction that would result in a change in control of the Company (any such transaction described in this clause (A) is a “Company Transaction” and any proposal or other action seeking to effect a Company Transaction as described in this clause (A) is defined as  a “Company Transaction Proposal”), (B) seek to exercise any control or influence over the management of the Company or the Boards of Directors of the Company or the Bank or any of the businesses, operations or policies of the Company or the Bank, (C) present to the Company, its stockholders or any third party any proposal constituting or that could reasonably be expected to result in a Company Transaction, or (D) seek to effect a change in control of the Company;

(iv)         publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions or have another person engage in a transaction or group of transactions that would constitute or could reasonably be expected to result in a Company Transaction or take any action that might require the Company to make a public announcement regarding any such Company Transaction;

(v)          initiate, request, induce, encourage or attempt to induce or give encouragement to any other person to initiate any Company Transaction Proposal, or otherwise provide assistance to any person who has made or is contemplating making, or enter into discussions or negotiations with respect to any proposal constituting or that can reasonably be expected to result in, any Company Transaction Proposal;

(vi)         solicit proxies or written consents or assist or participate in any other way, directly or indirectly, in any solicitation of proxies or written consents, or otherwise become a “participant” in a “solicitation,” or assist any “participant” in a “solicitation” (as such terms are defined in Rule 14a-1 of Regulation 14A and Instruction 3 of Item 4 of Schedule 14A, respectively, under the Securities Exchange Act of 1934) in opposition to any recommendation or proposal of the Company’s Board of Directors, or recommend or request or induce or attempt to induce any other person to take any such actions, or seek to advise, encourage or influence any other person with respect to the voting of (or the execution of a written consent in respect of) the Company Common Stock, or execute any written consent in lieu of a meeting of the holders of the Company Common Stock or grant a proxy with respect to the voting of the capital stock of the Company to any person or entity other than the Board of Directors of the Company;

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(vii)         form, join in or in any other way (including by deposit of the Company’s capital stock) participate in a partnership, pooling agreement, syndicate, voting trust or other group with respect to Company Common Stock, or enter into any agreement or arrangement or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Company Common Stock;

(viii)        submit or encourage, directly or indirectly, the submission of any nomination for election as director or any stockholder proposal for business at a meeting of the Company’s stockholders;

(ix)          vote for any nominee or nominees for election to the Board of Directors of the Company other than those nominated or supported by the Company’s Board of Directors;

(x)           except in connection with the enforcement of this Agreement, participate, by encouragement, or otherwise, in any litigation against the Company or the Bank, or in any derivative litigation on behalf of the Company or the Bank, except for testimony which may be required by law; and

(xi)          advise, assist, encourage or finance (or arrange, assist or facilitate financing to or for) any other person in connection with any of the matters restricted by, or otherwise seek to circumvent the limitations of, this Agreement.

(c)           During the term of this Agreement, each Stilwell Group Member agrees not to disparage the Company, the Bank or any of their directors, officers or employees in any public or quasi-public forum, and the Company and the Bank agree not to disparage The Stilwell Group and the Nominee or the Alternate, as the case may be, in any public or quasi-public forum.

(d)           Upon appointment and subsequent election of the Nominee or the Alternate, as the case may be, and the commencement of the Nominee’s (or Alternate’s) services as a director of the Company after the receipt of all necessary regulatory approvals or non-objections, the Company, The Stilwell Group and the Nominee or the Alternate, as the case may be, will enter into (i) an agreement binding the Nominee (or Alternate) to the terms of this Agreement substantially in the form attached as Exhibit B hereto and (ii) a Non-Disclosure Agreement, substantially in the form attached as Exhibit C hereto, both of which shall remain in force through the Nominee’s (or Alternate’s) tenure on the Board of Directors.

(e)           If the Company announces a merger, sale or the substantial disposition of its assets to a third-party, The Stilwell Group and each Stilwell Group Member shall be entitled to sell their shares.

4.             Notice of Breach and Remedies.

The parties expressly agree that an actual or threatened breach of this Agreement by any party will give rise to irreparable injury that cannot adequately be compensated by damages. Accordingly, in addition to any other remedy to which it may be entitled, each party shall be entitled to seek a temporary restraining order or injunctive relief to prevent a breach of the provisions of this Agreement or to secure specific enforcement of its terms and provisions.

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The Stilwell Group and each Stilwell Group Member expressly agree that they will not be excused or claim to be excused from performance under this Agreement as a result of any material breach by Colonial unless and until Colonial is given written notice of such breach and thirty (30) business days either to cure such breach or seek relief in court.  If Colonial seeks relief in court, The Stilwell Group and each Stilwell Group Member irrevocably stipulate that any failure to perform by The Stillwell Group and/or any Stilwell Group Member or any assertion by The Stilwell Group and/or any Stilwell Group Member that they are excused from performing their obligations under this Agreement would cause Colonial irreparable harm, that Colonial shall not be required to provide further proof of irreparable harm in order to obtain equitable relief and that The Stilwell Group and each Stilwell Group Member shall not deny or contest that such circumstances would cause Colonial irreparable harm.  If, after such thirty (30) business day period, Colonial has not either reasonably cured such material breach or obtained relief in court, The Stilwell Group or each Stilwell Group Member may terminate this Agreement by delivery of written notice to Colonial.

Colonial expressly agrees that it will not be excused or claim to be excused from performance under this Agreement as a result of any material breach by The Stilwell Group or any Stilwell Group Member unless and until The Stilwell Group and each Stilwell Group Member is given written notice of such breach and thirty (30) business days either to cure such breach or seek relief in court.  If The Stilwell Group or any Stilwell Group Member seeks relief in court, Colonial irrevocably stipulates that any failure to perform by Colonial or any assertion by Colonial that it is excused from performing its obligations under this Agreement would cause The Stilwell Group and each Stilwell Group Member irreparable harm, that The Stilwell Group or any Stilwell Group Member shall not be required to provide further proof of irreparable harm in order to obtain equitable relief and that Colonial shall not deny or contest that such circumstances would cause The Stilwell Group and each Stilwell Group Member irreparable harm.  If, after such thirty (30) business day period, The Stilwell Group or the Stilwell Group Member has not either reasonably cured such material breach or obtained relief in court, Colonial may terminate this Agreement by delivery of written notice to The Stilwell Group and each Stilwell Group Member.

5.             Term.  This Agreement shall be effective upon the execution of the Agreement and will remain in effect for a period of five (5) years provided, however, that The Stilwell Group may terminate this Agreement at any time after the date of the Company’s 2016 Annual Meeting of Stockholders upon written notice to Colonial, provided further that upon such notice the Nominee, Alternate, as the case may be, or Replacement Director, resigns as director of the Company and the Bank.

6.             Publicity.  Any press release or publicity with respect to this Agreement or any provisions hereof shall be jointly prepared and issued by the parties hereto. During the term of this Agreement, no party to this Agreement shall cause, discuss, cooperate or otherwise aid in the preparation of any press release or other publicity concerning any other party to this Agreement or its operations without the prior approval of such other party, which approval shall not be unreasonably withheld.

7.             Notices.  All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered by telecopy or in person, (b) on the third Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

Stilwell Group:	Joseph Stilwell
111 Broadway, 12th Floor
New York, New York 10006
Facsimile: 212-269-2675

With a copy to:	E. J. Borrack, Esq.
c/o The Stilwell Group
111 Broadway, 12th Floor
New York, New York 10006
Facsimile: 212-269-2675

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Colonial:	Edward J. Geletka, President
and Chief Executive Officer
Colonial Financial Services, Inc.
Colonial Bank, F.S.B.
2745 S. Delsea Drive
Vineland, New Jersey 08360
Facsimile:  (856) 692-0527

With a copy to:	Ned Quint, Esq.
Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Ave., NW, Suite 780
Washington, DC 20015
Facsimile: 212-362-2902

8.             Governing Law and Choice of Forum.  Unless applicable federal law or regulation is deemed controlling, New Jersey law shall govern the construction and enforceability of this Agreement.  Any and all actions concerning any dispute arising hereunder shall be filed in a state or federal court, as appropriate, sitting in the State of New Jersey.

9.             Severability.  If any term, provision, covenant or restriction of this Agreement is held by any governmental authority or a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.           Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns, and transferees by operation of law, of the parties.  Except as otherwise expressly provided, this Agreement shall not inure to the benefit of, be enforceable by or create any right or cause of action in any person, including any stockholder of the Company, other than the parties to the Agreement.  Nothing contained herein shall prohibit any Stilwell Group Member from transferring any portion or all of the shares of Company Common Stock owned thereby at any time to any affiliate of The Stilwell Group or any other Stilwell Group Member but only if the transferee agrees in writing for the benefit of Colonial (with a copy thereof to be furnished to Colonial prior to such transfer) to be bound by the terms of this Agreement (any such transferee shall be included in the terms “The Stilwell Group” and “Stilwell Group Member”).

11.           Survival of Representations, Warranties and Covenants. All representations, warranties and covenants shall survive the execution and delivery of this Agreement and shall continue for the term of this Agreement unless otherwise provided.

12.           Amendments.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

13.           Definitions.  As used in this Agreement, the following terms shall have the meanings indicated, unless the context otherwise requires:

(a)           The term “acquire” means every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

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(b)           The term “acting in concert” means (i) knowing participation in a joint activity or conscious parallel action towards a common goal, whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

(c)           The term “affiliate” means, with respect to any person, a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such other person.

(d)           The term “beneficial owner” shall have the meaning ascribed to it, and be determined in accordance with, Rule 13d-3 of the Securities and Exchange Commission’s Rules and Regulations under the Securities Exchange Act of 1934.

(e)           The term “change in control” denotes circumstances under which: (i) any person or group becomes the beneficial owner of shares of capital stock of the Company or the Bank representing 25% or more of the total number of votes that may be cast for the election of the Boards of Directors of the Company or the Bank, (ii) the persons who were directors of the Company or the Bank cease to be a majority of the Board of Directors, in connection with any tender or exchange offer (other than an offer by the Company or the Bank), merger or other business combination, sale of assets or contested election, or combination of the foregoing, or (iii) stockholders of the Company or the Bank approve a transaction pursuant to which substantially all of the assets of the Company or the Bank will be sold.

(f)           The term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management, activities or policies of a person or organization, whether through the ownership of capital stock, by contract, or otherwise.

(g)           The term “group” has the meaning as defined in Section 13(d)(3) of the Securities Exchange Act of 1934.

(h)           The term “person” includes an individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, syndicate, or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Company.

(i)            The term “transfer” means, directly or indirectly, to sell, gift, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, gift, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Company Common Stock or any interest in any Company Common Stock; provided, however, that a merger or consolidation in which the Company is a constituent corporation shall not be deemed to be the transfer of any common stock beneficially owned by The Stilwell Group or a Stilwell Group Member.

(j)            The term “vote” means to vote in person or by proxy, or to give or authorize the giving of any consent as a stockholder on any matter.

14.           Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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15.           Duty to Execute.  Each party agrees to execute any and all documents, and to do and perform any and all acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

16.           Termination.  This Agreement shall cease, terminate and have no further force and effect upon the expiration of the term or upon The Stilwell Group’s written notice as both are set forth in Section 5, unless earlier terminated pursuant to mutual written agreement of the parties.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned and is effective as of the day and year first above written.

STILWELL VALUE PARTNERS II, L.P.
By:	Stilwell Value LLC	JOSEPH STILWELL
General Partner

By:	/s/ Joseph Stilwell	/s/ Joseph Stilwell
	Joseph Stilwell	Joseph Stilwell
Managing Member

STILWELL VALUE PARTNERS V, L.P.		STILWELL ACTIVIST FUND, L.P.
By:	Stilwell Value LLC	By:	Stilwell Value LLC
	General Partner		General Partner

By:	/s/ Joseph Stilwell	By:	/s/ Joseph Stilwell
	Joseph Stilwell		Joseph Stilwell
	Managing Member		Managing Member

STILWELL VALUE PARTNERS VII, L.P.		COLONIAL FINANCIAL SERVICES, INC.
By:	Stilwell Value LLC
General Partner

By:	/s/ Joseph Stilwell	By:	/s/ Edward J. Geletka
	Joseph Stilwell		Edward J. Geletka
	Managing Member		President & CEO

STILWELL ACTIVIST INVESTMENTS, L.P.		COLONIAL BANK, F.S.B.
By:	Stilwell Value LLC
General Partner

By:	/s/ Joseph Stilwell	By:	/s/ Edward J. Geletka
	Joseph Stilwell		Edward J. Geletka
	Managing Member		President & CEO

STILWELL PARTNERS, L.P.

By:	/s/ Joseph Stilwell
Joseph Stilwell
General Partner

STILWELL VALUE LLC

By:	/s/ Joseph Stilwell
Joseph Stilwell
Managing Member

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EXHIBIT A
The Stilwell Group currently holds 359,596 shares of Company Common Stock.

A-1

EXHIBIT B

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”) is executed and delivered this ________ day of  ________________  2014, and is entered into by [ N A M E ] (the “Director”) and is effective as of the date hereof.

RECITALS

WHEREAS, reference is hereby made to the Settlement Agreement dated as of December 18, 2013 (the “Settlement Agreement”) among The Stilwell Group, the Stilwell Group Members, and Colonial.  Capitalized terms used but not defined herein having the meaning provided in the Settlement Agreement;

WHEREAS, the Director desires to become a member of the board of directors of the Company and the Bank and to become a party to the Settlement Agreement;

NOW, THEREFORE, in consideration of the Recitals and the representations, premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto mutually agree as follows:

1.
The Director hereby acknowledges, agrees and confirms that upon its execution of this Agreement, effective the date hereof, the Director will be deemed to be a party to the Settlement Agreement in accordance with the terms of the Settlement Agreement and shall have all of the rights and obligations of the Settlement Agreement as fully as if s/he had executed the Settlement Agreement.

2.
The Director hereby acknowledges and agrees that as a party to the Settlement Agreement, effective the date hereof, the Directors is thus subject to all terms and conditions of the Settlement Agreement applicable to each Stilwell Group Member, including, but not limited to, the covenants set forth in Section 3 of the Settlement Agreement.

3.
The Director represents and warrants that s/he has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a party to the Settlement Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement on the day and year set forth above and the parties to the Settlement Agreement have caused the same to be accepted by their duly authorized representatives or officers.

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IN WITNESS WHEREOF, the undersigned has duly executed this Agreement on the day and year set forth above and the parties to the Settlement Agreement have caused the same to be accepted by their duly authorized representatives or officers.

DIRECTOR

By:
Name

Accepted and Agreed:

THE STILWELL GROUP		COLONIAL FINANCIAL SERVICES, INC.

By:		By:
	Joseph Stilwell		Edward J. Geletka
	Managing Member		President and Chief Executive Officer

Date	__________ __, 2014	Date	__________ __, 2014

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EXHIBIT C

NON-DISCLOSURE AGREEMENT

THIS NON-DISCLOSURE AGREEMENT (this “Agreement”), is made and entered into as of the date on which it is fully executed, as indicated by the signatures below, by and among Colonial Financial Services, Inc. (the “Company”),  Stilwell Value Partners II, L.P., Stilwell Value Partners V, L.P., Stilwell Value Partners VII, L.P. (together “Stilwell Value Partnerships”), Stilwell Activist Fund, L.P., Stilwell Activist Investments, L.P. (“Activist Investments”), Stilwell Partners, L.P., Stilwell Value LLC, and Joseph Stilwell, an individual (collectively, “The Stilwell Group").

WHEREAS, the Director is a member of the Board of Directors of the Company and its wholly owned subsidiary, Colonial Bank, FSB (the “Bank”);

WHEREAS, the Company and The Stilwell Group and Director have agreed that it is in their mutual interests to enter into this Agreement as hereinafter described.

NOW THEREFORE, for good and valuable consideration, the parties hereto mutually agree as follows:

1.           In connection with the Director serving on the Boards of the Directors of the Company and the Bank, the Directors and employees, other directors, and agents of the Company may divulge nonpublic information regarding the Company and its subsidiaries to The Stilwell Group and such information may be shared among The Stilwell Group's employees and agents who have a need to know such information.  The Stilwell Group expressly agrees to maintain all nonpublic information concerning the Company and its subsidiaries in confidence.  The Stilwell Group expressly acknowledges that federal and state securities laws may prohibit a person from purchasing or selling securities of a company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell such securities, while the first-mentioned person is in possession of material nonpublic information about such company.  The Stilwell Group agrees to comply with the Company’s insider trading and disclosure policies, as in effect from time to time, to the same extent as if it were a director or officer of the Company.   To the extent the nonpublic information concerning the Company and its subsidiaries received by the Stilwell Group is material, this Agreement is intended to satisfy the confidentiality agreement exclusion of Regulation FD of the Securities and Exchange Commission (the “SEC”) set forth in Section 243.100(b)(2)(ii) of Regulation FD to the extent applicable.

2.           The Stilwell Group and the Director each represents and warrants to the Company that this Agreement has been duly and validly authorized (in the case of the entity members of The Stilwell Group), executed and delivered by them, and is a valid and binding agreement enforceable against them in accordance with its terms.

3.           The Director hereby further confirms to the Company that no event has occurred with respect to the Director that would require further disclosure in a document filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, under Item 401(f) or Item 404(a) of SEC Regulation S-K.

4.           The Stilwell Group acknowledges that with regard to its obligations to maintain the confidentiality of nonpublic information of the Company and its subsidiaries, monetary damages may not be a sufficient remedy for any breach or threatened breach of this Agreement and that, in addition to all other remedies, the Company may be entitled to seek specific performance and injunctive or other equitable relief as a remedy for such breach, and in conjunction therewith the Company shall not be required to post any bond.

5.           This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties in connection therewith not referred to herein.

6.           This Agreement shall be governed by, and construed in accordance with the laws of the State of New Jersey, without regard to choice of law principles that may otherwise compel the application of the laws of any other jurisdiction.  Each of the parties hereby irrevocably consents to the exclusive jurisdiction of the state and federal courts sitting in the State of New Jersey to resolve any dispute arising from this Agreement and waives any defense of inconvenient or improper forum.

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7.           The terms and provisions of this Agreement shall be deemed severable, and in the event any term or provision hereof or portion thereof is deemed or held to be invalid, illegal or unenforceable, such provision shall be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties, and, in any event, the remaining terms and provisions of this Agreement shall nevertheless continue and be deemed to be in full force and effect and binding upon the parties.

8.           All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

9.           This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

10.         This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the undersigned as of the day and year first above written.

THE STILWELL GROUP		COLONIAL FINANCIAL SERVICES, INC.

By:		By:
	Joseph Stilwell		Edward J. Geletka, President
and Chief Executive Officer

Date	__________ __, 2014	Date	__________ __, 2014

DIRECTOR

Date: __________ __, 2014

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